Exhibit 99.1

   ANSYS, INC. ANNOUNCES CONTINUED GROWTH AND SOLID OPERATING RESULTS FOR THE
                                  THIRD QUARTER

        COMPANY INCREASES 2006 GUIDANCE AND PROVIDES INITIAL 2007 OUTLOOK

    SOUTHPOINTE, Pa., Nov. 2 /PRNewswire-FirstCall/ -- ANSYS, Inc.
(Nasdaq: ANSS), a global innovator of simulation software and technologies designed to optimize product development processes, today announced a new Company record for quarterly non-GAAP operating results and an increase in its outlook for 2006 non-GAAP results. The Company has also provided its initial outlook for the 2007 fiscal year.

    "We are proud to announce a record quarter for financial performance for both revenue and earnings, and are pleased with the efforts of the entire ANSYS team," said ANSYS President and CEO, Jim Cashman. "The Company continues to make substantial progress against its short-term integration and business execution priorities, in addition to its long-term strategic initiatives. We firmly believe that these results not only validate the initial enthusiastic customer response to our diversified portfolio of innovative product and service offerings, but also provide us with the business momentum that enables us to continue to focus, invest and drive our technology vision for the future."

    ANSYS' third quarter and year-to-date 2006 financial results are presented below. ANSYS' 2006 year-to-date GAAP results are heavily impacted by a one-time charge of $28.1 million, which was recorded in the second quarter of 2006, and related to in-process research and development associated with the May 2006 acquisition of Fluent. The non-GAAP results exclude the income statement effects of stock-based compensation, purchase accounting for deferred revenue, acquisition-related amortization of intangible assets and the one-time acquired in-process research and development charge. Non-GAAP and GAAP results reflect:

    * Total non-GAAP revenue of $77.4 million in the third quarter of 2006 as compared to $39.0 million in the third quarter of 2005; total non-GAAP revenue of $191.6 million in the first nine months of 2006 as compared to $114.3 million in the first nine months of 2005; total GAAP revenue of $70.1 million in the third quarter of 2006 as compared to $39.0 million in the third quarter of 2005; total GAAP revenue of $178.4 million in the first nine months of 2006 as compared to $114.3 million in the first nine months of 2005;

    * A non-GAAP operating profit margin of 37.1% in the third quarter of 2006 as compared to 39.4% in the third quarter of 2005; a non-GAAP operating profit margin of 39.0% in the first nine months of 2006 as compared to 38.8% in the first nine months of 2005; a GAAP operating profit margin of 18.3% in the third quarter of 2006 as compared to 36.7% in the third quarter of 2005; a GAAP operating profit margin of 9.1% in the first nine months of 2006 as compared to 35.9% in the first nine months of 2005;

    * Non-GAAP net income of $18.2 million in the third quarter of 2006 as compared to $11.9 million in the third quarter of 2005; non-GAAP net income of $49.2 million in the first nine months of 2006 as compared to $32.8 million in the first nine months of 2005; GAAP net income of $8.4 million in the third quarter of 2006 as compared to GAAP net income of $11.2 million in the third quarter of 2005; GAAP net income of $1.9 million in the first nine months of 2006 as compared to GAAP net income of $30.6 million in the first nine months of 2005; and

    * Non-GAAP diluted earnings per share of $0.45 in the third quarter of 2006 as compared to $0.35 in the third quarter of 2005; non-GAAP diluted earnings per share of $1.31 in the first nine months of 2006 as compared to $0.97 in the first nine months of 2005; GAAP diluted earnings per share of $0.21 in the third quarter of 2006 as compared to GAAP diluted earnings per share of $0.33 in the third quarter of 2005; GAAP diluted earnings per share of $0.05 in the first nine months of 2006 as compared to GAAP diluted earnings per share of $0.91 in the first nine months of 2005.

    The Company's GAAP results reflect stock-based compensation charges related to the January 1, 2006 adoption of SFAS No. 123R "Share-Based Payment" of approximately $1.2 million ($1.0 million after tax) or $0.03 diluted earnings per share for the third quarter of 2006 and approximately $3.7 million ($3.0 million after tax) or $0.08 diluted earnings per share for the first nine months of 2006. Because the Company elected prospective adoption of SFAS No. 123R, as permitted by SFAS No. 123R, the 2005 results do not reflect charges for stock-based compensation.

    The non-GAAP financial results highlighted above, and the non-GAAP financial outlook for 2006 and 2007 discussed below, represent non-GAAP financial measures. A reconciliation of these measures to the appropriate GAAP measures, for the three months and nine months ended September 30, 2006 and 2005, and for the 2006 and initial 2007 financial outlook, is included in the condensed financial information included in this release.

    "We believe that today's reported results highlight continued progress in the core business, as well as the positive impact of our integration efforts to date. They are also a clear indication that our dedication to customers and our focus on execution against a long-term strategy translates to sustained profitable growth and ultimately drives value for the benefit of our stockholders," Cashman stated.

    Management's Remaining 2006 and Initial 2007 Financial Outlook

    The Company has provided its 2006 and 2007 revenue and earnings per share guidance below. The revenue and earnings per share guidance is provided on both a GAAP basis and a non-GAAP basis. Non-GAAP revenue and non-GAAP diluted earnings per share exclude charges for stock-based compensation as well as the income statement effects of purchase accounting for deferred revenue, acquisition-related amortization of intangible assets and acquired in-process research and development.

    As required by SFAS No. 123R and guidance issued by the Securities and Exchange Commission, effective January 1, 2006, the Company records expenses and tax benefits related to stock-based compensation. As a result, the GAAP estimates for earnings per share provided below reflect the anticipated impact of stock-based compensation. The Company issues both nonqualified and incentive stock options; however, incentive stock options comprise a significant portion of outstanding stock options. The tax benefits associated with incentive stock options are unpredictable, as they are predicated upon an award recipient triggering an event that disqualifies the award and which then results in a tax deduction to the Company. GAAP requires that these tax benefits be recorded at the time of the triggering event. The triggering events for each option holder are not easily projected. In order to estimate the tax benefit related to incentive stock options, the Company makes many assumptions and estimates, including the number of incentive stock options that will be exercised during the period by U.S. employees, the number of incentive stock options that will be disqualified during the period and the fair market value of the Company's stock price on the exercise dates. Each of these items is subject to significant uncertainty. Additionally, a significant portion of the tax benefits related to disqualified incentive stock options is accounted for as an increase to equity (additional paid-in capital) rather than as a reduction in income tax expense, especially in the periods most closely following the adoption date of SFAS No. 123R. Although all such benefits continue to be realized through the Company's tax filings, this accounting treatment has the effect of increasing tax expense and reducing net income. For example, the Company realized a tax benefit of $3.7 million during the first nine months of 2006 related to disqualified incentive stock options; however, only $65,000 of such amount was recorded as a reduction in income tax expense. Because there are significant limitations in estimating the impact of SFAS No. 123R, including those discussed above, the actual impact of stock-based compensation on GAAP earnings per share may differ materially from the estimated amounts included in the guidance below.

    Fourth Quarter 2006 Guidance

    The Company currently expects the following for the quarter ending December 31, 2006:

    * GAAP revenue in the range of $77 - $79 million
    * Non-GAAP revenue in the range of $82 - $84 million
    * GAAP diluted earnings per share of $0.24 - $0.27
    * Non-GAAP diluted earnings per share of $0.44 - $0.46

    Fiscal Year 2006 Guidance

    The Company currently expects the following for the fiscal year ending December 31, 2006:

    * GAAP revenue in the range of $255 - $257 million
    * Non-GAAP revenue in the range of $273 - $275 million
    * GAAP diluted earnings per share of $0.27 - $0.33
    * Non-GAAP diluted earnings per share of $1.74 - $1.76

    Fiscal Year 2007 Guidance

    The Company currently expects the following for the fiscal year ending December 31, 2007:

    * GAAP revenue in the range of $358 - $363 million
    * Non-GAAP revenue in the range of $360 - $365 million
    * GAAP diluted earnings per share of $1.31 - $1.41
    * Non-GAAP diluted earnings per share of $2.00 - $2.03

    The above guidance includes the impact of the May 1, 2006 acquisition of Fluent from the date of acquisition. Non-GAAP revenue and diluted earnings per share are supplemental financial measures and should not be considered as a substitute for, or superior to, revenue and diluted earnings per share determined in accordance with GAAP.

    ANSYS will hold a conference call at 10:30 a.m. Eastern Time on November 2, 2006 to discuss third quarter results. To participate in the live conference call, dial 913-981-5550 or 800-289-0508 and enter the passcode "ANSYS" or "26797". The call will be recorded and a replay will be available approximately two hours after the call ends. The replay will be available for one week by dialing 719-457-0820 or 888-203-1112 and entering the passcode "ANSYS" or "26797". The archived webcast can be accessed, along with other financial information, on ANSYS' website at http://www.ansys.com/corporate/investors.asp.

    Use of Non-GAAP Measures

    The Company provides non-GAAP revenue, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company's operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.

    Management uses non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and its employees. In addition, many financial analysts that follow our Company focus on and publish both historical results and future projections based on non-GAAP financial measures. We believe that it is in the best interest of our investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested and the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

    While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company's competitors and may not be directly comparable to similarly titled measures of the Company's competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

    The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

    Purchase accounting for deferred revenue. As announced on May 1, 2006, ANSYS acquired Fluent Inc. in a series of mergers. In accordance with the fair value provisions of EITF 01-3, "Accounting in a Business Combination for Deferred Revenue of an Acquiree," acquired deferred revenue of approximately $31.5 million was recorded on the opening balance sheet, which was approximately $20.1 million lower than the historical carrying value. Although this purchase accounting requirement has no impact on the Company's business or cash flow, it adversely impacts the Company's reported GAAP software license revenue primarily for the first twelve months post-acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company has provided non-GAAP financial measures which exclude the impact of the purchase accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) to compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related annual lease licenses and software maintenance contracts are renewed in future periods.

    Amortization of intangibles from acquisitions and its related tax impact. The Company incurs amortization of intangibles, included in its GAAP presentation of amortization of software and acquired technology, and amortization expense, related to various acquisitions it has made in recent years. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past reports of financial results of the Company as the Company has historically reported these non-GAAP financial measures.

    Stock-based compensation expense and its related tax impact. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of software licenses, cost of maintenance and service, research and development expense and selling, general and administrative expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company. Specifically, the Company excludes stock-based compensation during its annual budgeting process and its quarterly and annual assessments of the Company's and management's performance. The annual budgeting process is the primary mechanism whereby the Company allocates resources to various initiatives and operational requirements. Additionally, the annual review by the board of directors where it compares the Company's historical business model and profitability as it relates to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results. In fact, the Company records stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable. In this way, management is able to review on a period-to-period basis each manager's performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. The Company believes that the non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in its financial reporting, as well as comparability with competitors' operating results.

    Acquired in-process research and development. The Company incurs in-process research and development expenses when technological feasibility for acquired technology has not been established and no future alternative use for such technology exists. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP financial measures when it evaluates the continuing operational performance of the Company because these costs do not relate to the Company's ongoing operations and generally cannot be changed or influenced by management at the time of or after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) to compare past and future reports of financial results of the Company as the expense related to in-process research and development is a one-time item recorded on the date of acquisition.

    Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

    Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

    GAAP Reporting Measure         Non-GAAP Reporting Measure
    Revenue                        Non-GAAP Revenue
    Operating Profit               Non-GAAP Operating Profit
    Operating Profit Margin        Non-GAAP Operating Profit Margin
    Net Income                     Non-GAAP Net Income
    Diluted Earnings Per Share     Non-GAAP Diluted Earnings Per Share

    About ANSYS, Inc.

    ANSYS, Inc., founded in 1970, develops and globally markets engineering simulation software and technologies widely used by engineers and designers across a broad spectrum of industries. The Company focuses on the development of open and flexible solutions that enable users to analyze designs directly on the desktop, providing a common platform for fast, efficient and cost-conscious product development, from design concept to final-stage testing and validation. The Company and its global network of channel partners provide sales, support and training for customers. Headquartered in Canonsburg, Pennsylvania U.S.A. with more than 40 strategic sales locations throughout the world, ANSYS, Inc. and its subsidiaries employ approximately 1,400 people and distribute ANSYS products through a network of channel partners in over 40 countries. Visit http://www.ansys.com for more information.

    Certain statements contained in the press release regarding matters that are not historical facts, including, but not limited to, statements regarding our projections for revenue and earnings per share for the fourth quarter, fiscal year 2006 and 2007 (both GAAP and non-GAAP to exclude purchase accounting for deferred revenue, acquisition-related amortization, stock-based compensation expense and acquired in-process research and development), statements about management's views concerning the Company's prospects in the remainder of 2006 and subsequent years and the effect of the Fluent acquisition on these prospects, statements regarding the impact of the Fluent acquisition and progress of the integration of Fluent and ANSYS, including statements regarding the short-term integration and long-term strategic initiatives, statements and projections relating to the impact of stock-based compensation, statements regarding management's use of non-GAAP financial measures, statements regarding customer response to our products and services, statements regarding our business momentum and technology vision for the future, statements regarding our dedication to customers and our focus against a long-term strategy leading to sustained profitable growth and value for the benefit of our stockholders, and statements regarding the focus of our energy and resources are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties, including, but not limited to, that the businesses of ANSYS and Fluent may not be integrated successfully or that such integration may take longer or cost more to accomplish than expected, that potential difficulties may arise in the assimilation of operations, strategies, technologies and products of Fluent, that key personnel of Fluent may not stay with ANSYS, and that management's attention may be diverted from other business concerns. Additional risks include the risk of a general economic downturn in one or more of ANSYS' primary geographic regions, the risk that the assumptions underlying ANSYS' anticipated revenues and expenditures will change or prove inaccurate, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs, uncertainties regarding the demand for ANSYS' products and services in future periods, the risk that ANSYS has overestimated the strength of the demand among its customers for its products, risks of problems arising from customer contract cancellations, uncertainties regarding customer acceptance of new products, the risk that ANSYS' operating results will be adversely affected by possible delays in developing, completing, or shipping new or enhanced products, risks that enhancements to the Company's products may not produce anticipated sales, uncertainties regarding fluctuations in quarterly results, including uncertainties regarding the timing of orders from significant customers, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.'s 2006 Annual Report and Form 10-K, as amended. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events, after the date they were made.

    ANSYS, ANSYS Workbench, CFX, AUTODYN, FLUENT and any and all ANSYS, Inc. product and service names are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries located in the United States or other countries. ICEM CFD is a trademark licensed by ANSYS, Inc. All other trademarks or registered trademarks are the property of their respective owners.

                          ANSYS, INC. AND SUBSIDIARIES
                        Consolidated Statements of Income
                      (in thousands, except per share data)
                                   (Unaudited)

                                         Three Months Ended               Nine Months Ended
                                   ------------------------------   ------------------------------
                                   September 30,    September 30,   September 30,    September 30,
                                       2006             2005            2006             2005
                                   -------------    -------------   -------------    -------------
Revenue:
  Software licenses                $      42,213    $      20,978   $     103,728    $      61,247
  Maintenance and service                 27,904           18,057          74,664           53,068

       Total revenue                      70,117           39,035         178,392          114,315

Cost of sales:
  Software licenses                        1,748            1,334           4,938            3,747
  Amortization of software
   and acquired technology                 5,138              877           9,785            2,665
  Maintenance and service                 10,434            3,822          22,918           11,476
       Total cost of sales                17,320            6,033          37,641           17,888

Gross profit                              52,797           33,002         140,751           96,427

Operating expenses:
  Selling, general and
   administrative                         24,333           10,708          58,192           31,854
  Research and development                13,295            7,667          34,274           22,486
  Amortization                             2,314              298           4,018            1,009
  In-process research and
   development                                 -                -          28,100                -
       Total operating
        expenses                          39,942           18,673         124,584           55,349

Operating income                          12,855           14,329          16,167           41,078

Interest (expense) income                 (2,055)           1,135          (1,462)           2,843
Other income (expense)                       412                6             335              (43)

Income before income tax
 provision                                11,212           15,470          15,040           43,878

Income tax provision                       2,840            4,296          13,148           13,246

Net income                         $       8,372    $      11,174   $       1,892    $      30,632

Earnings per share - basic:
  Basic earnings per share         $        0.22    $        0.35   $        0.05    $        0.97
  Weighted average shares -
   basic                                  38,402           31,851          35,610           31,670

Earnings per share - diluted:
  Diluted earnings per share       $        0.21    $        0.33   $        0.05    $        0.91
  Weighted average shares -
   diluted                                40,290           33,922          37,527           33,667

                          ANSYS, INC. AND SUBSIDIARIES
                       Reconciliation of Non-GAAP Measures
                  For the three months ended September 30, 2006
              (in thousands, except percentages and per share data)
                                   (Unaudited)

                                                                    Non-GAAP
                                   As Reported    Adjustments        Results
                                   -----------    -----------      -----------
Total revenue:                     $    70,117    $     7,264(1)   $    77,381

Operating income                        12,855         15,872(2)        28,727

Operating profit margin                   18.3%                           37.1%

Net income                         $     8,372    $     9,856(3)   $    18,228

Earnings per share - diluted:
  Diluted earnings per share       $      0.21                     $      0.45
  Weighted average shares -
   diluted                              40,290                          40,290

(1) Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with EITF 01-3, "Accounting in a Business Combination for Deferred Revenue of an Acquiree."

(2) Amount represents $7.4 million of amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements, a $1.2 million charge for stock-based compensation in accordance with the Company's adoption of SFAS No. 123R, "Share-Based Payment," as well as the $7.3 million adjustment to revenue as reflected in (1) above.

(3) Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $6.0 million.

                          ANSYS, INC. AND SUBSIDIARIES
                       Reconciliation of Non-GAAP Measures
                  For the three months ended September 30, 2005
              (in thousands, except percentages and per share data)
                                   (Unaudited)

                                                                    Non-GAAP
                                   As Reported    Adjustments        Results
                                   -----------    -----------      -----------
Total revenue:                     $    39,035              -      $    39,035

Operating income                        14,329          1,043(1)        15,372

Operating profit margin                   36.7%                           39.4%

Net income                         $    11,174    $       679(2)   $    11,853

Earnings per share - diluted:
  Diluted earnings per share       $      0.33                     $      0.35
  Weighted average shares -
   diluted                              33,922                          33,922

(1) Amount represents amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements.

(2) Amount represents the impact of the adjustments to operating income referred to in (1) above, adjusted for the related income tax impact of $364,000.

                         ANSYS, INC. AND SUBSIDIARIES
                     Reconciliation of Non-GAAP Measures
                 For the nine months ended September 30, 2006
            (in thousands, except percentages and per share data)
                                   (Unaudited)

                                                                     Non-GAAP
                                   As Reported    Adjustments        Results
                                   -----------    -----------      -----------
Total revenue:                     $   178,392    $    13,203(1)   $   191,595

Operating income                        16,167         58,497(2)        74,664

Operating profit margin                    9.1%                           39.0%

Net income                         $     1,892    $    47,288(3)   $    49,180

Earnings per share - diluted:
  Diluted earnings per share       $      0.05                     $      1.31
  Weighted average shares -
   diluted                              37,527                          37,527


(1) Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with EITF 01-3, "Accounting in a Business Combination for Deferred Revenue of an Acquiree."

(2) Amount represents $13.5 million of amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements, a $3.7 million charge for stock-based compensation in accordance with the Company's January 1, 2006 adoption of SFAS No. 123R, "Share-Based Payment," $28.1 million of acquired in-process research and development expense that was purchased in the Fluent acquisition and immediately expensed, as well as the $13.2 million adjustment to revenue as reflected in
    (1) above.

(3) Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $11.2 million.

                          ANSYS, INC. AND SUBSIDIARIES
                       Reconciliation of Non-GAAP Measures
                  For the nine months ended September 30, 2005
              (in thousands, except percentages and per share data)
                                   (Unaudited)

                                                                     Non-GAAP
                                   As Reported    Adjustments        Results
                                   -----------    -----------      -----------
Total revenue:                     $   114,315              -      $   114,315

Operating income                        41,078          3,267(1)        44,345

Operating profit margin                   35.9%                           38.8%

Net income                         $    30,632    $     2,124(2)   $    32,756

Earnings per share - diluted:
  Diluted earnings per share       $      0.91                     $      0.97
  Weighted average shares -
   diluted                              33,667                          33,667

(1) Amount represents amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements.

(2) Amount represents the impact of the adjustments to operating income referred to in (1) above, adjusted for the related income tax impact of $1.1 million.

                          ANSYS, INC. AND SUBSIDIARIES
                      Condensed Consolidated Balance Sheets
                                 (in thousands)
                                   (Unaudited)

                                                 September 30,    December 31,
                                                     2006            2005
                                                 -------------   -------------
ASSETS:

Cash & short-term investments                    $     101,768   $     194,232
Accounts receivable, net                                27,816          19,134
Goodwill                                               431,050          43,277
Other intangibles, net                                 211,306          10,122
Other assets                                            82,614          38,744

    Total assets                                 $     854,554   $     305,509

LIABILITIES & STOCKHOLDERS' EQUITY:

Deferred revenue                                 $      89,742   $      49,894
Long-term debt (including current portion)             148,521               -
Other liabilities                                       98,684          30,638
Stockholders' equity                                   517,607         224,977

    Total liabilities & stockholders' equity     $     854,554   $     305,509

                          ANSYS, INC. AND SUBSIDIARIES
                   Reconciliation of Forward-Looking Guidance
                        Quarter Ending December 31, 2006

                                                           Earnings Per Share Range
                                                                  - Diluted
                                                           ------------------------
U.S. GAAP expectation                                           $0.24 - $0.27
Adjustment to exclude purchase accounting adjustments
 to deferred revenue                                                $0.05
Adjustment to exclude acquisition-related amortization          $0.11 - $0.12
Adjustment to exclude stock-based compensation                      $0.03

Non-GAAP expectation                                            $0.44 - $0.46

                          ANSYS, INC. AND SUBSIDIARIES
                   Reconciliation of Forward-Looking Guidance
                          Year Ending December 31, 2006

                                                           Earnings Per Share Range
                                                                  - Diluted
                                                           ------------------------
U.S. GAAP expectation                                           $0.27 - $0.33
Adjustment to exclude purchase accounting
 adjustments to deferred revenue                                $0.26 - $0.27
Adjustment to exclude acquisition-related amortization          $0.33 - $0.34
Adjustment to exclude stock-based compensation                  $0.11 - $0.12
Adjustment to exclude acquired in-process research
 and development                                                $0.73 - $0.74

Non-GAAP expectation                                            $1.74 - $1.76

                          ANSYS, INC. AND SUBSIDIARIES
                   Reconciliation of Forward-Looking Guidance
                          Year Ending December 31, 2007

                                                           Earnings Per Share Range
                                                                  - Diluted
                                                           ------------------------
U.S. GAAP expectation                                           $1.31 - $1.41
Adjustment to exclude purchase accounting
 adjustments to deferred revenue                                    $0.03
Adjustment to exclude acquisition-related amortization          $0.43 - $0.46
Adjustment to exclude stock-based compensation                  $0.16 - $0.20

Non-GAAP expectation                                            $2.00 - $2.03

SOURCE  ANSYS, Inc.
    -0-                             11/02/2006
    /CONTACT: Investors, Lisa O'Connor, +1-724-514-1782, or lisa.oconnor@ansys.com, or Media, Kelly Wall, +1-724-514-3076, or kelly.wall@ansys.com, both of ANSYS, Inc./
    /Web site:  http://www.ansys.com
                http://www.ansys.com/corporate/investors.asp /